Exhibit 99.1

FOR RELEASE ON NOVEMBER 5, 2014 at 4:01 PM ET

TESARO ANNOUNCES THIRD-QUARTER 2014 OPERATING RESULTS

•                  Oral Rolapitant New Drug Application (NDA) Accepted for Review by U.S. FDA

•                  Enrollment in Niraparib NOVA Trial Non-gBRCA Cohort on Track to Be Complete at Year End

•                  Anti-LAG-3 Clinical Lead Antibody Identified

•                  Cash and Cash Equivalents Totaled Approximately $296 Million as of September 30, 2014

WALTHAM, MA, November 5, 2014 — TESARO, Inc. (NASDAQ: TSRO), an oncology-focused biopharmaceutical company, today reported financial results for the third quarter of 2014.

“We are very pleased that the rolapitant New Drug Application has been accepted for review by the FDA, and I would like to thank the associates at TESARO for their work in support of the Company’s first NDA submission,” said Lonnie Moulder, CEO of TESARO. “With the completion of our convertible debt offering in September, TESARO is well positioned to execute on commercial launch activities in support of rolapitant and advance our ongoing development programs. We look forward to upcoming data presentations from our niraparib, TSR-011 and anti-TIM-3 programs at scientific conferences during the fourth quarter.”

Recent Business Highlights

•                  The New Drug Application (NDA) for oral rolapitant was submitted to the U.S. Food and Drug Administration (FDA) on September 5, 2014, and has been accepted for review.

•                  Additional Phase 3 data describing rolapitant as a treatment for patients receiving cisplatin-based chemotherapy was presented at the 2014 European Society for Medical Oncology Congress in Madrid.

•                  A clinical trial of intravenous (IV) rolapitant has been initiated to compare the exposure of IV rolapitant with the oral formulation.

•                  Patient enrollment continues in the Phase 3 NOVA and BRAVO trials of niraparib, and planning is underway to support initiation of additional clinical trials of niraparib in the small cell lung cancer and ovarian cancer settings.

•                  Patient enrollment continues in the Phase 1 study of niraparib plus temozolomide in patients with Ewing’s sarcoma.

•                  Evaluation of a controlled release formulation of TSR-011 in clinical studies is planned to initiate by the end of 2014. The clinical activity of a fractionated dose of TSR-011 continues to be evaluated in ALK-positive and TRK-positive patients.

•                  Preclinical studies of TSR-042 (anti-PD-1 antibody candidate) are underway in collaboration with AnaptysBio, and lead and back up clinical antibody candidates targeting TIM-3 and a lead candidate targeting LAG-3 have been identified.

•                  During the third quarter of 2014, TESARO completed a public offering of $201.25 million of 3.00% convertible senior notes due 2021.

Third-Quarter 2014 Financial Results

•                  TESARO reported a net loss of $36.2 million, or $1.01 per share, for the third quarter of 2014, compared to a net loss of $28.6 million, or $0.88 per share, for the third quarter of 2013.

•                  Research and development expenses increased to $29.9 million for the third quarter of 2014, compared to $22.2 million for the third quarter of 2013, driven primarily by higher costs related to expanded development activities and increased headcount.

•                  General and administrative expenses increased to $6.3 million for the third quarter of 2014, compared to $4.5 million for the third quarter of 2013, primarily related to increased headcount and higher professional service fees.

•                  Operating expenses as described above include total non-cash stock-based compensation expense of $2.9 million for the third quarter of 2014, compared to $2.7 million for the third quarter of 2013.

•                  As of September 30, 2014, TESARO had approximately $295.9 million in cash and cash equivalents and approximately 36.1 million outstanding shares of common stock.

Corporate Objectives

TESARO anticipates achieving the following key objectives:

•                  Advance the bioequivalence study of the rolapitant IV formulation to support an NDA submission following regulatory approval of oral rolapitant;

•                  Finish enrollment of the non-germline BRCA cohort within the Phase 3 NOVA trial of niraparib as a maintenance therapy for patients with ovarian cancer at the end of 2014;

•                  Continue to enroll the Phase 3 BRAVO trial of niraparib in breast cancer patients with germline BRCA mutations;

•                  Identify a biomarker strategy to maximize the niraparib opportunity in patients with ovarian cancer in 2014;

•                  Present niraparib nonclinical data at the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics, November 18-21 in Barcelona;

•                  Initiate potential registration trials of niraparib in first line ovarian cancer maintenance and small cell lung cancer in 2015;

•                 Further evaluate the clinical activity of a fractionated dose of TSR-011 in ALK-positive and TRK-positive patients and advance the TSR-011 controlled release formulation work to support clinical trial initiation by the end of 2014;

•                  Advance the development of TSR-042 (anti-PD-1 antibody) to support submission of an Investigational New Drug (IND) application to the U.S. FDA in late 2015; and

•                  Initiate IND enabling studies for the anti-TIM-3 and anti-LAG-3 clinical candidates.

Today’s Conference Call and Webcast

TESARO will host a conference call to discuss the Company’s third quarter operating results today at 4:15 p.m. Eastern time. The accompanying slide presentation and live webcast of the conference call can be accessed by visiting the TESARO website at www.tesarobio.com. The call can be accessed by dialing (877) 853-5334 (U.S. and Canada) or (970) 315-0307 (international). A replay of the webcast will be archived on the Company’s website for 30 days following the call.

About TESARO

TESARO is an oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients by acquiring, developing and commercializing safer and more effective therapeutics. For more information, visit www.tesarobio.com.

Investor/Media Contact:

Jennifer Davis

Sr. Director, Corporate Development & Investor Relations

+1.781.325.1116 or jdavis@tesarobio.com

To the extent that statements contained in this press release are not descriptions of historical facts regarding TESARO, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward looking statements contained in this press release include, among others, statements regarding our expectations regarding our development programs for our product candidates and statements under the heading Corporate Objectives. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation and conduct of clinical trials, availability of data from ongoing clinical trials, the challenges in selecting product candidates, expectations with respect to regulatory submissions and approvals, challenges associated with expanding operations to include commercial activities, and other matters that could affect the availability or commercial potential of our drug candidates. TESARO undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see TESARO’s Annual Report on Form 10-K for the year ended December 31, 2013 and other filings TESARO makes with the Securities and Exchange Commission.

TESARO, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Expenses:
Research and development (1)	$22,163	$29,925	$56,843	$88,611
General and administrative (1)	4,503	6,263	10,315	16,538
Acquired in-process research and development	1,940	—	1,940	17,900
Total expenses	28,606	36,188	69,098	123,049
Loss from operations	(28,606)	(36,188)	(69,098)	(123,049)
Interest income (expense), net	17	(38)	76	(28)
Net loss	$(28,589)	$(36,226)	$(69,022)	$(123,077)

Net loss per share applicable to common stockholders - basic and diluted	$(0.88)	$(1.01)	$(2.21)	$(3.45)

Weighted-average number of common shares used in net loss per share applicableto common stockholders - basic and diluted	32,453	36,029	31,209	35,627

(1) Expenses include the following amounts of non-cash stock-based compensation expense:

Research and development	$585	$1,187	$1,379	$3,551
General and administrative	2,138	1,711	3,699	4,987

TESARO, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2013	September 30, 2014

Assets
Current assets:
Cash and cash equivalents	$130,310	$295,912
Other current assets	4,029	1,753
Total current assets	134,339	297,665

Property and equipment, net	440	1,075
Other assets	799	4,591
Total assets	$135,578	$303,331

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,869	$4,138
Accrued expenses	10,541	17,629
Other current liabilities	13	17
Total current liabilities	12,423	21,784

Convertible notes, net	—	113,432
Other non-current liabilities	3	—
Total liabilities	12,426	135,216

Commitments and contingencies

Total stockholders’ equity	123,152	168,115
Total liabilities and stockholders’ equity	$135,578	$303,331

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